UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2017, the registrant and King 101 Hartwell LLC (the “Landlord”) entered into the Fourth Amendment to Lease (the “Lease Amendment”), amending that certain Lease, dated as of August 6, 2010 (as subsequently amended, the “Lease”) relating to the registrant’s corporate headquarters and research space located at 101 Hartwell Ave., Lexington, Massachusetts (the “Premises”).

The Lease Amendment extends the term of the Lease from December 31, 2017 to December 31, 2021. Under the terms of the Lease Amendment, beginning on January 1, 2018 and ending on December 31, 2018, the registrant is obligated to pay the Landlord monthly rent installments of $112,116.67. The registrant’s monthly base rent will increase by three percent of the then-current base rent on January 1 of each succeeding year during the term of the Lease, beginning on January 1, 2019.

Subject to the terms and conditions of the Lease Amendment, the Landlord has agreed to reimburse the registrant for certain costs relating to base building work and improvements made by registrant to the Premises, in an amount not to exceed $336,350.00.

Pursuant to the Lease Amendment, the registrant has an option to extend the Lease for an additional term of seven years and a right of first offer with respect to an additional 7,700 square feet of space located in the same building as the Premises.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Lease, dated March 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Lease, dated March 2, 2017